                                                                      EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE

                                               FOR THE                  FOR THE                  FOR THE
                                             YEAR ENDED               YEAR ENDED               YEAR ENDED
                                            June 30, 1999            June 30, 1998            June 30, 1997
                                            -------------            -------------            -------------
NET INCOME                                   $3,183,000               $3,051,000               $2,319,000
                                             ==========               ==========               ==========
BASIC EPS:
     WEIGHTED AVERAGE SHARES OUTSTANDING      2,188,014                2,176,893                2,247,021
                                             ----------               ----------               ----------
     BASIC EARNINGS PER SHARE                     $1.45                    $1.40                    $1.03
                                                  =====                    =====                    =====
DILUTED EPS:
     WEIGHTED AVERAGE SHARES OUTSTANDING      2,188,014                2,176,893                2,247,021
     DILUTIVE EFFECT OF EMPLOYEE STOCK
      OPTIONS                                   106,310                  135,496                   78,637
                                             ----------               ----------               ----------
     DILUTED WEIGHTED AVERAGE SHARES
      OUTSTANDING                             2,294,324                2,312,389                2,325,658
                                             ----------               ----------               ----------

     DILUTED EARNINGS PER SHARE                   $1.39                    $1.32                    $1.00
                                                  =====                    =====                    =====

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(1) NUMBER OF SHARES AND PER SHARE AMOUNTS ADJUSTED TO REFLECT THE EFFECTS OF
    THREE-FOR-TWO STOCK SPLIT PAID ON JANUARY 16, 1998.